Sunrise New Energy Co., Ltd.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.0001
ORDINARY SHARES

* SPECIMEN *

CUSIP NO.

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0001 EACH OF

SUNRISE NEW ENERGY CO., LTD.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

SUNRISE NEW ENERGY CO., LTD.
SEAL
THE CAYMAN ISLANDS

HAIPING HU
Chairman

HAIWEI ZUO
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

17755 North US Highway 19, Suite # 140, Clearwater, FL 33764
303.662.1112